EXHIBIT 1


                             JOINT FILING AGREEMENT


       In accordance with Rule 13d-1(f) of Regulation 13D-G of the Securities Exchange Act of 1934, the entities below agree to the joint filing on behalf of each of them of this Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of Global Industrial Technologies, Inc., and further agree that this Joint Filing Agreement is included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement.


                                   WHX CORPORATION


                                   By:/S/ STEWART E. TABIN
                                      --------------------
                                      Stewart E. Tabin,
                                      Assistant Treasurer


                                   WHEELING-PITTSBURGH CAPITAL CORP.


                                   By:/S/ STEWART E. TABIN
                                      --------------------
                                      Stewart E. Tabin,
                                      Vice President